Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the attached Report of John Hancock Hedged Equity & Income Fund (the “registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the Report.

/s/ Andrew Arnott

_________________________________

Andrew Arnott

President

Date: August 18, 2016

By:

/s/ Charles A. Rizzo

_________________________________

Charles A. Rizzo

Chief Financial Officer

Dated: August 18, 2016

A signed original of this written statement, required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.